For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la compagnie en Ontario

51816

1

Ministry of Consumer and Commercial Relations
Ontario

Ministère de la Consommation et du Commerce

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

SEPTEMBER 12 SEPTEMBRE, 1983

Controller of Records
Companies Services Branch

Contrôleur des Dossiers
Direction des Services aux Compagnies

TRANS CODE
C

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act, 1982

Formule numéro 3
Loi de 1982 sur les compagnies

1. The present name of the corporation is: *Dénomination sociale actuelle de la compagnie:*

GRANDVIEW ENERGY RESOURCES INCORPORATED

2. The name of the corporation is changed to (if applicable): *Nouvelle dénomination sociale de la compagnie (s'il y a lieu):*

CONSOLIDATED GRANDVIEW INC.

3. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion:*

23 November, 1945
(Day, Month, Year)
(jour, mois, année)

4. The articles of the corporation are amended as follows: *Les statuts de la compagnie sont modifiés de la façon suivante:*

RESOLVED:

(a) that all outstanding common shares of the Corporation and the authorized capital be and it is hereby consolidated on the basis of 3:1 resulting in the currently outstanding issued common shares, numbering 2,252,008, being consolidated into 750,669.33 common shares and authorized capital currently 10,000,000 without par value common shares being consolidated into 3,333,333.33 common shares;

(b) that the authorized capital of the Corporation be increased to 10,000,000 common shares without par value and 2,000,000 special preference voting shares without par value having the rights, preferences, conditions and restrictions thereon set forth below:

1. The special shares without par value shall be designated as redeemable, voting, non-participating shares (hereinafter called the "Preference Shares").

2. No dividends at any time shall be declared, set aside or paid on the Preference Shares.

3. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding-up its affairs the holders of the preference shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the aggregate paid up capital of the Preference Shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the Preference Shares. After payment to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

4. The Preference Shares shall be redeemable in accordance with the provisions set forth in Clause 5 hereof, on payment for each share to be redeemed of the par value thereof.

5. The Corporation may not redeem the Preference Shares or any of them prior to the expiration of five years from the respective dates of issuance thereof, without the prior consent of the holders of the Preference Shares to be redeemed. The Corporation shall redeem the then outstanding Preference Shares five years from the respective dates of issue of the Preference Shares.

6. In the case of redemption of Preference Shares, the Corporation shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preference Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preference Shares to be redeemed the redemption price thereof on presentation and

surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the preference shares called for redemption. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

7. The Corporation may at any time or times purchase for cancellation all or any part of the Preference Shares outstanding from time to time from the holders thereof, at a price not exceeding the paid up capital thereof, with the consent of the holders thereof.

8. The holders of the Preference Shares shall be entitled to receive notice of and attend all meeting of shareholders to the Corporation and shall have one (1) vote for each Preference Share held at all meetings of the shareholders of the Corporation.

9. No shareholder shall be entitled to sell, assign, transfer, or otherwise dispose of any Preference Share or Shares without both (a) the previous express sanction of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors of the Corporation or consented to by an instrument or instruments in writing signed by a majority of the directors; and (b) the prior written consent of the Ontario Securities Commission.

10. The number of Preference Shares issuable by the Corporation at any time shall be limited such that no time shall more than 500,000 Preference Shares be issued and outstanding.

(c) that the directors and officers be and they are hereby authorized and directed to do all things necessary or adviseable to file Articles of Amendment effecting all of the foregoing amendments to the Letters Patent of the Corporation.

(d) that the name of the Corporation be changed to "Consolidated Grandview Inc.".

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément à l'article 167 et, s'il y a lieu, à l'article 169 de la Loi sur les compagnies.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (le cas échéant) de la compagnie ont approuvé la résolution autorisant la modification

5 May, 1983

(Day, Month, Year)
(Jour, mois, année)

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

GRANDVIEW ENERGY RESOURCES INCORPORATED
(Name of Corporation)
(Dénomination sociale de la compagnie)

By/Par: [signature]

(Signature)
(Signature)
Gerald Baxter

(Description of Office)
(Fonction)
President & Director